Exhibit 32.2

Certification of

Chief Financial Officer

of First Financial Bankshares, Inc.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and accompanies the annual report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2017 of First Financial Bankshares, Inc. (the “Issuer”).

I, J. Bruce Hildebrand, the Executive Vice President and Chief Financial Officer of the Issuer certify, to the best of my knowledge, that:

1. the Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2. the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: February 16, 2018

By:	/s/ J. Bruce Hildebrand
J. Bruce Hildebrand Chief Financial Officer

Subscribed and sworn to before me this 16th day of February, 2018.

/s/ Melissa A. Lomax

Notary Public

My commission expires: October 11, 2020